As filed with the Securities and Exchange Commission on February 26, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement

Under

the Securities Act of 1933

LEGGETT & PLATT, INCORPORATED

(Exact Name Of Registrant As Specified In Its Charter)

Missouri	44-0324630
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

No. 1 Leggett Road Carthage, Missouri	64836
(Address of Principal Executive Offices)	(Zip Code)

LEGGETT & PLATT, INCORPORATED

Deferred Compensation Program

(Full Title of the Plan)

ERNEST C. JETT

Senior Vice President, General Counsel and Secretary

Leggett & Platt, Incorporated

No. 1 Leggett Road, Carthage, Missouri 64836

(Name and address of agent for service)

(417) 358-8131

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Deferred Compensation Obligations (including Stock Options and Cash Deferrals) (1)(4)	$20,000,000 (3)	(3)	$20,000,000	$786.00
Deferred Compensation Obligations (including Stock Units) (1)(4)	NA (4)	NA	NA	NA
Common stock, $0.01 par value per share (4)	NA (4)	NA	NA	NA

(1)	The Deferred Compensation Obligations are unsecured obligations of Leggett & Platt, Incorporated to pay deferred compensation in the future in accordance with the terms of the Leggett & Platt, Incorporated Deferred Compensation Program.
(2)	Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement also covers such additional shares of Common Stock, Stock Options and Stock Units as may be issuable pursuant to the anti-dilution provisions of the Deferred Compensation Program and the Flexible Stock Plan, under which shares of Common Stock, Stock Options and Stock Units may be issued, in order to prevent dilution resulting from stock dividends, stock splits, recapitalizations or other similar transactions.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest and dividends, if any. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered or the proposed maximum offering price per unit.
(4)	The underlying shares of Common Stock and Stock Units (which are also a component of the Deferred Compensation Obligations) have been registered, and the appropriate registration fee paid, pursuant to the Registration Statement on Form S-8 (File No. 333-150758) relating to the Leggett & Platt, Incorporated Flexible Stock Plan. As a result no additional fee is required to be paid on the Shares of Common Stock and the Stock Units. The Stock Options and Cash Deferrals are a component of the Deferred Compensation Obligations, and the Proposed Maximum Offering Price of the Stock Options and Cash Deferrals have been included in, and the Registration Fee for the Stock Options and Cash Deferrals calculated and paid as a portion of, the Proposed Maximum Offering Price and Registration Fee of the Deferred Compensation Obligations. As a result, no additional registration fee is required to be paid on the Stock Options and Cash Deferrals.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of this Registration Statement will be sent or given to eligible employees as specified by Rule 428(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents listed in (a) through (d) below, which are on file with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference:

(a) Leggett & Platt, Incorporated’s (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2008 filed February 25, 2009 (SEC File No. 001-07845);

(b) The Company’s Definitive Proxy Statement used in connection with the Annual Meeting of Shareholders held on May 8, 2008, filed March 27, 2008 (SEC File No. 001-07845);

(c) The Company’s Current Reports on Form 8-K filed February 9 and 18, 2009 (SEC File No. 001-07845); and

(d) The description of the Company’s Common Stock contained in the Company’s Form 8-A dated June 5, 1979, as amended on Form 8 dated May 10, 1984 and as updated on Form 8-K dated February 18, 2009, including any amendments or reports filed for the purpose of updating such description (SEC File No. 001-07845).

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date hereof and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents except that the portion of any Current Report on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof shall not be incorporated by reference herein.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Common Stock

The Common Stock of the Company is registered under Section 12(b) of the Exchange Act and, accordingly, no description is provided hereunder.

Deferred Compensation Obligations

The following description of the deferred compensation obligations registered hereunder is qualified by reference to the Deferred Compensation Program (the “Program”). A copy of the Program is filed as Exhibit 4.2 to this Registration Statement. Stock options and stock units provided for in the Program are granted under the Flexible Stock Plan and will be subject to the terms of that plan.

The Program is available to (i) all directors and officers of the Company subject to the requirements of Section 16 of the Securities Exchange Act of 1934, and (ii) such other employees of the Company selected by the Compensation Committee of the Board of Directors (the “Committee”). The deferred compensation obligations (the “Obligations”) will be unsecured general obligations of the Company to pay the deferred compensation to participating directors, officers and employees in the future in accordance with the terms of the Program. The Obligations will rank equally with other unsecured and unsubordinated indebtedness of the Company outstanding from time to time.

Each participant may elect to defer all or a portion of his compensation to be earned and vested in the next calendar year in accordance with the terms of the Program. Participants may elect to defer compensation using any combination of three alternatives, discussed in more detail below: Stock Options, Stock Units or L&P Cash Deferral. Deferred compensation vests at the time the participant would have been entitled to receive the compensation but for the election to defer.

Unless authorized by the Committee, the Company’s obligation, as respects deferred compensation, may not be transferred, assigned or pledged during a participant’s lifetime. The Company may amend or terminate the Program at any time. However, no such amendment or termination will deprive any participant of the right to receive benefits previously vested under the Program.

Stock Options

Participants may choose to defer compensation in exchange for Stock Options to purchase the Company’s Common Stock at a future date. All Stock Options will be non-qualified options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended. Stock Options will be granted as of the last business day in December of each year or such other date as determined by the Committee.

Unless the Committee determines otherwise, the number of option shares granted to an electing participant is equal to the nearest number of whole shares determined under the following formula: (Compensation Foregone multiplied by 5) divided by the Exercise Price. For purposes of this calculation, “Compensation Foregone” is the compensation the participant elected to defer into Stock Options. The “Exercise Price” of the Stock Options is the fair market value of the Company’s Common Stock on the date of the grant.

Stock Options will have a ten year term and are subject to certain limitations on transferability, as defined in the Program. Stock Options are exercisable on March 15 of the year following the year the compensation is earned and vested. Notwithstanding these provisions, any vested Stock Option will become immediately exercisable upon the death or disability of the participant.

A Stock Option may be exercised only by a participant during his lifetime, or in the case of disability, by his guardian or legal representative. Upon the death of a participant, the Stock Option may be exercised by his beneficiary, or if the participant fails to designate a beneficiary, by his legal representative.

If a Stock Option has not been fully exercised on its expiration date, the unexercised portion of the Stock Option shall be deemed exercised on the expiration date, provided the then market value of Company’s common stock exceeds the per share exercise price. In such event shares of Common Stock will not be issued until the exercise price and any other required amounts have been paid. If the Company has not received payment within 30 days from the expiration date, the exercise will be void and the Company has no further obligation to the participant with respect to the expired Stock Option.

Stock Options may be exercised by delivering a written notice to the Company accompanied by payment of the exercise price for the shares purchased, which may be in any combination of cash or shares of common stock, as further described in the Program. A participant will have no rights as a shareholder with respect to the shares covered by Stock Options until he receives a stock certificate for the shares.

Stock Units

Participants may defer compensation into Stock Units equivalent to shares of Company Common Stock. Stock Units are not transferable and do not carry voting rights.

Stock Units will be credited to participant accounts on a bi-weekly basis or as the compensation otherwise would have been paid. When dividends are paid on the Company’s Common Stock, the Company will make contributions to participant accounts equal to the dividends paid on the Common Stock. All Stock Units will be acquired at a price equal to 80% of the fair market value of a share of the Company’s Common Stock on the date of the bi-weekly deferral or dividend payment.

Prior to distribution, Stock Units will be converted to the appropriate number of whole shares of Company Common Stock. The Company can withhold from the shares distributed any amount required to pay applicable taxes. Participants may elect to receive payment of the Stock Units all at once or in annual installments for up to 10 years. The initial payout must occur at least two years and not more than ten years after the deferral election.

L&P Cash Deferral

Compensation deferred under the L&P Cash Deferral component of the Program will accrue interest from the date the deferred compensation would have been paid at a rate established by the Company’s chief financial officer, unless the Committee determines otherwise.

Participants may elect to receive payment of the L&P Cash Deferral in a lump sum or annual installments for up to 10 years. The initial payout must occur at least two years and not more than ten years after the deferral election.

Finally, if a participant elects an L&P Cash Deferral, he may at a later date request that the Committee grant Stock Units in lieu of the L&P Cash Deferral. Such a conversion may only be made during the year in which the compensation subject to the deferral election is earned. The Committee may, at its sole discretion and as permitted under applicable law, grant such request, on such date and upon such terms as it may determine. The participant will forfeit all accrued interest relating to the L&P Cash Deferral if the Committee grants the request.

Miscellaneous

Participants may make a one-time election to extend the payout period or change the form of distribution for Stock Units and L&P Cash Deferrals, not to exceed any maximum payout period established by the Committee. The election change must be made not less than 12 months before the first scheduled payment date designated in the original election and must extend the first distribution payment by at least five years.

In the event of an unforeseeable emergency, as defined in the Program, the Committee may, in its sole discretion and as permitted under applicable law, authorize early payment of all or a portion of a vested L&P Cash Deferral or Stock Unit account, or cancel the participant’s deferral election.

In the event of a stock dividend, stock split, merger, consolidation or other recapitalization of the Company affecting the number of outstanding shares of Company Common Stock, the number of Stock Option shares and exercise price and the number of Stock Units credited to a Participant’s account will be appropriately adjusted.

Item 5.	Interests of Named Experts and Counsel.

Ernest C. Jett, Senior Vice President, General Counsel and Secretary of the Company, has rendered an opinion as to the legality of the Company’s deferred compensation obligations and Common Stock being registered hereby. Mr. Jett is paid a salary and bonus by the Company, participates in certain of the Company’s employee benefit plans, and owns shares of Company common stock, options to acquire shares of Company Common Stock, and units convertible into shares of common stock.

Item 6.	Indemnification of Directors and Officers.

The Company is a Missouri corporation. Sections 351.355(1) and (2) of The General and Business Corporation Law of the State of Missouri (“GBCL”) provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses.

Section 351.355(3) of the GBCL provides that, except as otherwise provided in the corporation’s articles of incorporation or the bylaws, to the extent a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred in connection with such action, suit or proceeding.

Section 351.355(5) of the GBCL provides that expenses incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this section.

Section 351.355(7) of the GBCL provides that a corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2), provided such additional indemnification is authorized by the corporation’s articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

Section of 351.355(8) of the GBCL provides that a corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of that section. The insurance or other arrangement, including a trust fund, self-insurance, letters of credit, guaranty or security arrangement, may be procured within the corporation or with any insurer or other person deemed appropriate by the board of directors. That section also provides that in the absence of fraud the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability on any ground regardless of whether directors participating in the approval are beneficiaries of the insurance arrangement.

The Company’s restated articles of incorporation, as amended, and bylaws generally provide that each person who was or is a director or officer of the corporation shall be indemnified by the corporation as a matter of right to the fullest extent permitted or authorized by applicable law and as otherwise provided in its restated articles of incorporation. For this purpose, “applicable law” generally means Section 351.355 of the GBCL, including any amendments since May 7, 1986, but only to the extent such amendment permits the corporation to provide broader indemnification rights. The Company’s bylaws also provide that each person who was or is an employee or agent of the corporation, or who was or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership or other enterprise may, at the discretion of the board of directors, be indemnified by the corporation to the same extent as provided in the bylaws for directors and officers. The Company’s restated articles of incorporation also provide that the indemnification and other rights provided by the restated articles of incorporation will not be deemed exclusive of any other rights to which a director or officer may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in any other capacity while holding the office of director or officer, and the corporation is specifically authorized to provide such indemnification and other rights by any by-law, agreement, vote of shareholders or disinterested directors or otherwise. The Company has a similar provision in its bylaws.

The Company’s restated articles of incorporation provide that expenses incurred by any person who was or is a director or officer in defending generally any proceeding (including those by or in the right of the Company) shall be promptly advanced by the Company when so requested at any time, but only if the requesting person delivers to the Company an undertaking to repay to the Company all amounts so advanced if it should ultimately be determined that the requesting person is not entitled to be indemnified under the Company’s restated articles of incorporation, bylaws, state law or otherwise. The Company has a similar provision in its bylaws.

In addition, the Company has entered into indemnification agreements, approved by its shareholders, with its directors. Pursuant to those agreements, the Company has agreed to indemnify and hold harmless each indemnitee to the fullest extent permitted or authorized by applicable law. For this purpose, “applicable law” generally means Section 351.355 of the GBCL, including any amendments since May 7, 1986, but only to the extent such amendment permits the corporation to provide broader indemnification rights. In addition, the Company has agreed to further indemnify and hold harmless each such party who was or is a party or is threatened to be made party to any proceeding, including any proceeding by or in the right of the Company, by reason of the fact that the indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the request or on the behalf of the Company as a director, officer, employee or agent of another enterprise or by reason of anything done or not done by him or her in any such capacities. However, under these agreements, the Company will not provide indemnification: (i) for amounts indemnified by the Company outside of the agreement or paid pursuant to insurance; (ii) in respect of remuneration paid to indemnitee if determined finally that such remuneration was in violation of law; (iii) on account of any suit for any accounting of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934 or similar provisions of any federal, state or local law; (iv) on account of indemnitee’s conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct; or (v) if a final adjudication shall determine that such indemnification is not lawful.

The Company’s restated articles of incorporation provide that the corporation may purchase and maintain insurance on behalf of any person who was or is a director, officer, employee or agent of the corporation, or was or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership or other enterprise against any liability asserted against or incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability. The Company insures its directors and officers against certain liabilities and has insurance against certain payments which it may be obliged to make to such persons under the indemnification provisions of its restated articles of incorporation. This insurance may provide broader coverage for such individuals than may be required by the provisions of the restated articles of incorporation.

The foregoing represents a summary of the general effect of the indemnification provisions of the GBCL, the restated articles of incorporation, the restated bylaws and such agreements and insurance. Additional information regarding indemnification of directors and officers can be found in Section 351.355 of the GBCL, the restated articles of incorporation, the restated bylaws and any pertinent agreements.

Item 7.	Exemption From Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Exhibit Number	Description
3.1	Restated Articles of Incorporation of the Company as of May 13, 1987; Amendment, dated May 12, 1993; and Amendment, dated May 20, 1999 filed March 11, 2004 as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, are incorporated by reference. (SEC File No. 001-07845)

3.2	Bylaws of the Company, as amended through August 7, 2008, filed August 7, 2008 as Exhibit 3.2.1 to the Company’s Form 10-Q for the quarter ended June 30, 2008, is incorporated by reference. (SEC File No. 001-07845)

4.1	Article III of the Company’s Restated Articles of Incorporation, as amended, filed as Exhibit 3.1 hereto, is incorporated by reference.

4.2	The Company’s Deferred Compensation Program, Amended and Restated, Effective as of December 1, 2007, filed February 26, 2008 as Exhibit 10.14 to the Company’s Form 10-K for the year ended December 31, 2007 is incorporated by reference. (SEC File No. 001-07845)

5*	Opinion of Ernest C. Jett, Senior Vice President, General Counsel and Secretary of Leggett & Platt, Incorporated.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Ernest C. Jett, Senior Vice President, General Counsel and Secretary (included in Exhibit 5).

24*	Power of Attorney.

*	Denotes filed or furnished herewith.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carthage, State of Missouri, on the 26th day of February, 2009.

LEGGETT & PLATT, INCORPORATED

By:	/s/ ERNEST C. JETT
Ernest C. Jett
Senior Vice President,
General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ DAVID S. HAFFNER	President and Chief Executive Officer	February 26, 2009
David S. Haffner	(Principal Executive Officer)

/s/ MATTHEW C. FLANIGAN	Senior Vice President and Chief Financial Officer	February 26, 2009
Matthew C. Flanigan	(Principal Financial Officer)

/s/ WILLIAM S. WEIL	Vice President – Corporate Controller and	February 26, 2009
William S. Weil	Chief Accounting Officer (Principal Accounting Officer)

/s/ RAYMOND F. BENTELE*	Director	February 26, 2009
Raymond F. Bentele

/s/ RALPH W. CLARK*	Director	February 26, 2009
Ralph W. Clark

/s/ ROBERT TED ENLOE, III*	Director	February 26, 2009
Robert Ted Enloe, III

/s/ RICHARD T. FISHER*	Chairman	February 26, 2009
Richard T. Fisher

/s/ KARL G. GLASSMAN*	Director	February 26, 2009
Karl G. Glassman

/s/ DAVID S. HAFFNER*	Director	February 26, 2009
David S. Haffner

	/s/ JOSEPH W. MCCLANATHAN*	Director	February 26, 2009
Joseph W. McClanathan

	/s/ JUDY C. ODOM*	Director	February 26, 2009
Judy C. Odom

	/s/ MAURICE E. PURNELL, JR.*	Director	February 26, 2009
Maurice E. Purnell, Jr.

	/s/ PHOEBE A. WOOD*	Director	February 26, 2009
Phoebe A. Wood

*By:	/s/ ERNEST C. JETT		February 26, 2009
Ernest C. Jett

Attorney-in-Fact Under Power-of-Attorney dated February 19, 2009

EXHIBIT INDEX

Exhibit Number	Description
3.1	Restated Articles of Incorporation of the Company as of May 13, 1987; Amendment, dated May 12, 1993; and Amendment, dated May 20, 1999 filed March 11, 2004 as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, are incorporated by reference. (SEC File No. 001-07845)

3.2	Bylaws of the Company, as amended through August 7, 2008, filed August 7, 2008 as Exhibit 3.2.1 to the Company’s Form 10-Q for the quarter ended June 30, 2008, is incorporated by reference. (SEC File No. 001-07845)

4.1	Article III of the Company’s Restated Articles of Incorporation, as amended, filed as Exhibit 3.1 hereto, is incorporated by reference.

4.2	The Company’s Deferred Compensation Program, Amended and Restated, Effective as of December 1, 2007, filed February 26, 2008 as Exhibit 10.14 to the Company’s Form 10-K for the year ended December 31, 2007 is incorporated by reference. (SEC File No. 001-07845)

5*	Opinion of Ernest C. Jett, Senior Vice President, General Counsel and Secretary of Leggett & Platt, Incorporated.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Ernest C. Jett, Senior Vice President, General Counsel and Secretary (included in Exhibit 5).

24*	Power of Attorney.

*	Denotes filed or furnished herewith.